_____________________________________________________________


                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                      _______________________




                             FORM 8-K


                          CURRENT REPORT




              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                         October 28, 1997
                         (Date of Report)



                     ONSITE ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)







STATE OF DELAWARE        [1-12738]           [33-0576371]
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)     Identification Number)
incorporation)




 701 Palomar Airport Road, Suite 200, Carlsbad, California  92009
        Address of principal executive offices) (Zip Code)


 Registrant's telephone number, including area code: 760-931-2400

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.
Item 5. OTHER EVENTS.

     On October 28, 1997, Onsite Energy Corporation, a Delaware corporation ("Onsite" or the "Company"), entered into a "Plan And Agreement of Reorganization" (the "Reorganization Agreement") with Westar Business Services, Inc., a Kansas corporation ("WBS"), Westar Energy, Inc. ("Westar Energy"), a Kansas corporation and sole shareholder of WBS and Westar Capital, Inc., a Kansas corporation ("Westar Capital").

     Pursuant to the Reorganization Agreement, the parties effected a "tax free" exchange under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Reorganization"). Specifically, Onsite acquired 100% of WBS's issued and outstanding capital stock, consisting solely of Common Stock, no par value, in exchange for One Million Seven Hundred Thousand (1,700,000) shares of Onsite's Class A Common Stock, par value $0.001 per share. An additional 800,000 shares of Onsite Class A Common Stock will be delivered to Westar Capital in the event that WBS has executed certain additional business contracts. The number of shares issued was determined through negotiations between the parties. As a result of the Reorganization, WBS is now a wholly-owned subsidiary of Onsite.

     WBS provides performance contracting services, utility services and industrial water services in the states of Kansas, Missouri and Oklahoma. The acquisition provides Onsite with the ability to develop new markets in the mid-west and other areas.

     In connection with the Reorganization, Western Resources, Inc., and its subsidiaries have agreed not to compete with Onsite in certain business services for five years in fifteen states.

     The foregoing description of the Reorganization Agreement is a summary of certain of its provisions and reference is made to a copy of the Reorganization Agreement which is attached hereto as Exhibit 2.1 and incorporated herein by reference for all of its terms and conditions.

     In a related transaction, on October 28, 1997, Onsite entered into a Stock Subscription Agreement (the "Stock Agreement") with Westar Capital. Pursuant to the Stock Agreement, Onsite has made a private placement of Two Million (2,000,000) shares of Onsite's Class A Common Stock at Fifty Cents ($.50) per share and Two Hundred Thousand (200,000) shares of Onsite's newly created Series C Convertible Preferred Stock at Five Dollars ($5.00) per share. Each share of Onsite's Series C Convertible Preferred Stock is convertible into five shares on Onsite's Class A Common Stock and earns a dividend of 9.75% per annum.

     Under the Stock Agreement, between June 30, 1998 and December 31, 1998, Westar Capital will also have the right to purchase up to two million (2,000,000) additional shares of Onsite's Class A Common Stock at market price, but not below $1.00 or above $2.00 per share. Further, Onsite may require further investment in Series C Convertible Preferred Stock by Westar Capital of up to two million dollars ($2,000,000) before the end of 1998.

     Further, as part of the Stock Agreement, Westar Capital will limit its equity ownership to 45% of the outstanding shares of the Class A Common Stock on a fully diluted basis for a period of five years, unless it receives the Company's permission to exceed such limit.

     Pursuant to the terms of the Stock Agreement, Westar Capital also has preemptive rights to purchase its pro rata share of any equity offerings of the Company on the same terms, limited to the 45% limit set forth above. In the case of certain acquisitions by the Company of another corporation or substantially all of its assets, the exercise price for the pre-emption rights shall be the average trading price of Onsite's Class A Common Stock. For any such acquisitions prior to December 31, 1998, the exercise price shall be at least $1.00, but not more than $2.00.

     Additionally, Westar Capital has the right to initially elect one director to Onsite's board and has selected Rita A. Sharpe as director. Ms. Sharpe is President of Westar Capital and Westar Business Services, and has twenty years of experience in the electric utility and related industries.

     The foregoing description of the Stock Subscription Agreement is a summary of certain of its provisions and reference is made to a copy of the Stock Subscription Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference for all of its terms and conditions.

     Further, certain principal Onsite shareholders have entered into an agreement with Westar Capital (the "Stockholders Agreement") to ensure that Westar Capital will receive representation on Onsite's board of directors in proportion to its ownership.

     The Class A Common Stock purchased by Westar Capital (including the Class A Common Stock underlying the Series C Preferred Stock) is not registered under the Securities Act of 1933, as amended. The Company and Westar Capital have entered into a Registration Rights Agreement granting Westar Capital three demand registrations and unlimited piggy-back registration rights with respects to the Class A Common Stock (including the Class A Common Stock underlying the Series C Preferred Stock).

     Pursuant to the Certificate of Designations for the Series C Preferred Stock, if, at any time four or more quarterly dividends, whether or not consecutive, on the Series C Convertible Preferred Stock shall be in default, in whole or in part, the holders of the Series C Convertible Preferred Stock shall be entitled to elect the smallest number of Directors as would constitute a majority of the Board of Directors, and the holders of the Class A Common Stock as a class shall be entitled to elect the remaining Directors. Such voting rights shall continue until all dividends accrued on the Series C Convertible Preferred Stock shall have been paid or set apart for payment, at which time such voting power shall cease until a like default in payment recurs.

     Each share of Preferred Stock is convertible at any time at the option of the holder into five (5) fully paid and nonassessable share of Class A Common Stock. The Company may require conversion if, at any time after six months from the date of issuance but before two years from the date of issuance of the Preferred Stock, the Average Closing Price of the Class A Common Stock of the Company exceeds $2.00 per share. However, in that event, the Company will be required to pay that amount which the Preferred Stock would have earned in dividends had the conversion not been forced.

     The foregoing description of the Registration Rights Agreement and Certificate of Designation are a summary of certain of their provisions and reference is made to a copy of such Agreements which are attached hereto as
Exhibit 10.2 and 4.1, respectively.

     Westar Capital now beneficially owns approximately thirty percent (30%) of the outstanding shares of Onsite.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     a.   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          (1) Financial statements of Westar Business Services, Inc. will be filed by amendment within 60 days.

     b.   EXHIBITS.

          2.1  Copy of the Plan and Agreement of Reorganization

          4.1 Copy of the Certificate of Designation of the Rights, Privileges and Preferences of the Series C Convertible Preferred Stock of Onsite Energy Corporation

          10.1 Copy of the Stock Subscription Agreement

          10.2 Copy of the Registration Rights Agreement

                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 11, 1997



                              ONSITE ENERGY CORPORATION



                              By:  RICHARD T. SPERBERG

                                   Richard T. Sperberg
                                   President